UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 4, 2020

ChaSerg Technology Acquisition Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-38685	83-0632724
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7660 Fay Avenue, Suite H, Unit 339

La Jolla, CA 92037

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (619) 736-6855

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	CTAC	The NASDAQ Stock Market LLC
Warrants to purchase one share of Class A Common Stock	CTACW	The NASDAQ Stock Market LLC
Units, each consisting of each consisting of one share of Class A Common Stock and one-half of one Warrant	CTACU	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On March 4, 2020, ChaSerg Technology Acquisition Corp. (“ChaSerg”) held a Special Meeting of Stockholders (the “Special Meeting”). At the Special Meeting, ChaSerg’s stockholders voted on five proposals, each of which is described in more detail in ChaSerg’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on February 10, 2020 (the “Proxy Statement”). Only stockholders of record as of the close of business on February 5, 2020, the record date for the Special Meeting, were entitled to vote at the Special Meeting. As of the record date, 28,140,000 shares of ChaSerg’s common stock were outstanding and entitled to vote at the Special Meeting. An aggregate of 51,715 shares of ChaSerg's common stock, less than $1.0 million in aggregate value, were presented for redemption in connection with the Special Meeting. The Business Combination (as defined below) is expected to close on March 5, 2020. Final voting results are presented below:

Proposal 1. A proposal to approve and adopt the Agreement and Plan of Merger, by and among ChaSerg, Grid Dynamics International, Inc. (“Grid Dynamics”), and the other parties named therein (the “Merger Agreement”), and the transactions contemplated thereby. The following is a tabulation of the votes with respect to this proposal, which was approved by ChaSerg’s stockholders:

Votes For	Votes Against	Abstentions
23,171,642	0	0

Proposal 2. A proposal to approve, for purposes of complying with applicable listing rules of The NASDAQ Stock Market LLC, the issuance of more than 20% of the number of shares of ChaSerg Class A Common Stock and ChaSerg Class B Common Stock, combined, outstanding prior to the business combination pursuant to that certain Merger Agreement (the “Business Combination”). The following is a tabulation of the votes with respect to this proposal, which was approved by ChaSerg’s stockholders:

Votes For	Votes Against	Abstentions
23,171,642	0	0

Proposal 3. A proposal to approve the material differences between the constitutional documents of Grid Dynamics Holdings, Inc., the successor Company following the Business Combination, that will be in effect upon the closing of the Business Combination and ChaSerg’s current amended and restated certificate of incorporation, as further described in ChaSerg’s Proxy Statement. The following is a tabulation of the votes with respect to this proposal, which was approved by ChaSerg’s stockholders:

Votes For	Votes Against	Abstentions
23,171,642	0	0

Proposal 4. A proposal to elect 8 directors who, upon the consummation of the transactions, will be the directors of ChaSerg, in the classes set forth below. The following is a tabulation of the votes with respect to each director, each of whom was elected at the meeting:

Nominee	Votes For	Votes Withheld
Leonard Livschitz (as Class I Director Nominee)	22,989,868	181,774
Marina Levinson (as Class I Director Nominee)	23,171,642	0
Shuo Zhang (as Class I Director Nominee)	23,157,642	14,000
Lloyd Carney (as Class II Director Nominee)	18,074,033	5,097,609
Michael Southworth (as Class II Director Nominee)	23,171,639	3
Yueou Wang (as Class II Director Nominee)	22,954,604	217,038
Eric Benhamou (as Class III Director Nominee)	18,074,026	5,097,616
Weihang Wang (as Class III Director Nominee)	22,975,858	195,784

Proposal 5. A proposal to adopt and approve the ChaSerg Technology Acquisition Corp. 2020 Equity Incentive Plan and the reservation of 16,300,000 shares of Successor Common Stock for issuance pursuant to awards granted thereunder. The following is a tabulation of the votes with respect to this proposal, which was approved by ChaSerg’s stockholders:

Votes For	Votes Against	Abstentions
14,686,153	8,485,489	0

A vote regarding adjournment of the Special Meeting (Proposal 6) was deemed not necessary or appropriate because there were sufficient votes at the time of the Special Meeting to approve each of the foregoing matters.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 4, 2020	CHASERG TECHNOLOGY ACQUISITION CORP.

	By:	/s/ Lloyd Carney
Name: Lloyd Carney
Title: Chief Executive Officer

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